STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

SILVER SHIELD SERVICES, INC.

Job:C20170719-1655
July 20, 2017

Special Handling Instructions:
SPL EMAILED 07/20/17 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20170308541-31	7/19/2017 11:45:07 AM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	5005649070516408803077	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents;
File Stamped Copy(s): 1

SILVER SHIELD SERVICES, INC.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

"090303"

Certificate of Change Pursuant to NRS 78.209

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20170308541-31
	Filing Date and Time 07/19/2017 11:45 AM
	Entity Number E0342842013-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Asia Equity Exchange Group, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,000,000 shares of preferred stock with a par value of $0.001 per share; 3,000,000,000 shares of common stock with a par value of $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,000,000 shares of preferred stock with a par value of $0.001 per share; 300,000,000 shares of common stock with a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

N/A

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date and time of filing: (optional) Date: 7/31/2017 Time: 12:01 A.M. EST

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.